Filed pursuant to Rule 433

Registration Statement No. 333-180300-03
April 9, 2014

Seeking an M&A
investment strategy?

Seeking an M&A
investment strategy?
CSMA

**CSMA:
Credit Suisse
Merger Arbitrage
ETNs.**

Legal

CREDIT SUISSE

Find out more ▶

Legal

You may receive less, and possibly significantly less,than the principal amount of your investment at maturity or upon repurchase or sale. The performance of the index may not be entirely representative of the performance of merger arbitrage strategy and there is no assurance that the strategy on which the index is based will be successful. An investment in the ETNs involves significant risks. For further information regarding risks, please see the section entitled "Risk Factors" in the applicable pricing supplement.
Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of the ETNs. Before you invest, you should read the Pricing Supplement dated March 23, 2012, the Prospectus Supplement dated March 23, 2012, and the Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any agent or dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1 (800) 221-1037.

URL link: https://notes.credit-suisse.com/csfbnoteslogin/etn/product_CSMA.asp

Seeking an M&A
investment strategy?

Seeking an M&A
investment strategy?
CSMA

**CSMA:
Credit Suisse
Merger Arbitrage
ETNs.**

Legal

CREDIT SUISSE

Find out more ▶

Legal

You may receive less, and possibly significantly less,than the principal amount of your investment at maturity or upon repurchase or sale. The performance of the index may not be entirely representative of the performance of merger arbitrage strategy and there is no assurance that the strategy on which the index is based will be successful. An investment in the ETNs involves significant risks. For further information regarding risks, please see the section entitled "Risk Factors" in the applicable pricing supplement.
Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of the ETNs. Before you invest, you should read the Pricing Supplement dated March 23, 2012, the Prospectus Supplement dated March 23, 2012, and the Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any agent or dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1 (800) 221-1037.

URL link: https://notes.credit-suisse.com/csfbnoteslogin/etn/product_CSMA.asp

Seeking an M&A investment strategy?

Seeking an M&A investment strategy?
CSMA

**CSMA: Credit Suisse Merger Arbitrage ETNs.**

Legal

CREDIT SUISSE

Find out more ▶

Legal

You may receive less, and possibly significantly less,than the principal amount of your investment at maturity or upon repurchase or sale. The performance of the index may not be entirely representative of the performance of merger arbitrage strategy and there is no assurance that the strategy on which the index is based will be successful. An investment in the ETNs involves significant risks. For further information regarding risks, please see the section entitled "Risk Factors" in the applicable pricing supplement.
Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of the ETNs. Before you invest, you should read the Pricing Supplement dated March 23, 2012, the Prospectus Supplement dated March 23, 2012, and the Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any agent or dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1 (800) 221-1037.

URL link: https://notes.credit-suisse.com/csfbnoteslogin/etn/product_CSMA.asp